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                                                                   Exhibit 10.24

                              CONSULTING AGREEMENT


CONSULTING AGREEMENT, dated as of October 3, 2002 (the "Agreement"), by and between Advanced Glassfiber Yarns, LLC, with principal offices at 2556 Wagener Road, Aiken, South Carolina, 29801 ("AGY" or the "Company") and Carl Marks Consulting Group LLC with principal offices at 135 East 57th Street, New York, NY 10022 ("CMCG" or "Consultant").

WHEREAS, AGY desires to engage the financial and management consulting services of CMCG, subject to the terms and conditions hereinafter set forth; and

WHEREAS, CMCG has agreed to provide such financial and management consulting services subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement: AGY hereby agrees to engage CMCG, and CMCG hereby agrees to serve AGY, as a financial and management consultant (it being understood and agreed that CMCG is not being engaged to act as financial advisors to AGY and CMCG acknowledges that Credit Suisse First Boston ("CSFB") has been engaged by AGY for such purpose). It is further agreed that Marc L. Pfefferle, a Partner of CMCG, will serve as the project partner on this engagement with Mark L. Claster, a Partner of CMCG, serving as the review partner. Gary Bernhardy, a Managing Director of CMCG, will serve as a senior consultant assigned to the engagement. Messrs. Pfefferle and Claster shall supervise this engagement with whatever resources from CMCG are needed. AGY understands and acknowledges that CMCG and Messrs. Pfefferle and Claster will devote substantial time, but not full time, to this engagement. Mr. Bernhardy will work full time on site on the engagement.

2. Scope: CMCG will serve AGY as Chief Restructuring Officer, ("CRO") (Marc Pfefferle) and as Chief Operating Officer, ("COO") (Gary Bernhardy). In this capacity, it is understood that CMCG will report to the Board of Directors (the "Board").

During the first eight weeks of this engagement, Messrs. Pfefferle and Bernhardy will assume the roles of CRO and COO, in order to further develop and confirm AGY's operating budget. CMCG will review operations, assess preliminary strategic options, and develop a short to medium range restructuring plan. CMCG will begin work to reduce costs, improve business operations, and support ongoing financial restructuring efforts already underway. During this time period, CMCG will supplement Mr. Pfefferle and Mr. Bernhardy with an operational and a

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financial consultant in order to facilitate preparation of the budget to be presented to the bank group, following approval by the AGY Board, and to prepare an action plan for approval by the Board.

The Scope of activities thereafter will be to lead the implementation of the restructuring plan and the development of additional strategic plans to maximize value for all stakeholders. All material operational and/or strategic decisions recommended by CMCG shall be presented to and approved by the Board. All material communications which CMCG shall undertake with creditor constituencies on behalf of AGY shall be conducted along with a designee of the Board unless otherwise agreed by the Board.

CMCG will perform the following services:

CRO/Business Restructuring

A.   First Eight Weeks

     . Provide the day-to-day senior management of the Company and its operations, including, but not limited to the preparation and execution of required SEC reports (it being understood that CMCG shall have the authority to implement, to the extent not already in place, procedures and mechanisms deemed necessary to ensure adequate compliance with the financial certification provision of the recently enacted Sarbanes-Oxley legislation, or other applicable provisions of law)

     . Work with current management to develop a short-term budget for presentation to the Bank Group

     . Quickly analyze performance of all areas of business (plants, product lines, channels, regions, etc.)

     .    Reassure customers, vendors, and lenders, as appropriate

     . Undertake immediate in-depth operational, financial and organizational analysis to better define issues and opportunities, and assess management

     . Evaluate options and prepare an action plan and recommendations; begin to implement immediately where appropriate

     . Evaluate bankruptcy options and their suitability to AGY, with Company counsel

     . Develop (validate, analyze and expand upon to the extent it exists) an enterprise wide operational restructuring plan:

          - Geared to support proposed/agreed upon balance sheet restructuring

          -    Gain Board and constituent approvals

     . Act as the management representative in connection with negotiations with union representatives for the employees of AGY's Huntington, Pennsylvania facility

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B. Subsequent Periods

     . Drive implementation of agreed short-term restructuring plan, including operational changes required to support any agreed upon financial restructuring

     . Implement continued aggressive cost cutting across the business and other EBITDA improvements

     .    Continue to reassure customers, vendors, and lenders, as appropriate

     . Improve/re-focus marketing and sales as necessary and in concert with the development of strategic and marketing plans

     . Work with and direct CSFB to complete balance sheet restructuring with constituents

     . Modify short-term restructuring plan as appropriate, develop longer term restructuring and strategic plan


Strategic Planning Activities


     .    Complete strategic assessment to include:

               -    Industry analysis

               -    Competitive analysis

               - Assessment of AGY strategic/competitive position, strategic capabilities, leverageable assets and barriers/constraints

               - In conjunction with the operational assessment, determine if and how key operational weaknesses can be strategically resolved

     .    Market and business options analysis to increase business value:

               -    Key opportunities and issues

               -    Development of hypotheses and assumptions

               -    Risk/reward analysis

     .    Strategy development and financial modeling

     . Development of recommendations (interim Board updates to be provided as requested by the Board, but at a minimum, shall be presented on a bi-weekly basis unless otherwise requested by the Board)

3. Term: The term of this Agreement shall commence as of the date of this Agreement and shall continue until the engagement is completed unless canceled with or without cause by either party on fifteen (15) business days written notice, in which event any compensation owing to CMCG pursuant to paragraph 4 below shall be immediately due and payable.

4.  Compensation: AGY shall pay CMCG for its consulting services a fixed fee of
(i) $250,000 for the first month that services are rendered, in advance, (ii) $200,000 per month for each of the subsequent months services are rendered, in advance, and (iii) a success fee of up to $500,000 payable at the sole discretion of the Board based on

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CMCG results achieved (it being understood and agreed that neither AGY nor the
Board is under any obligation or commitment to grant any success fee). AGY shall pay CMCG $100,000 on or before the first and fifteenth day of each month that services are to be rendered ($125,000 on the first and fifteenth day of the initial month). CMCG shall make available its personnel as required during the engagement. CMCG shall receive a retainer from AGY of $200,000 upon the execution of this Agreement. Such retainer, if unused, shall be applied by CMCG to its final bill rendered in connection with this engagement, or to any other unpaid invoices, if any, at the completion of the engagement (with any remaining balance, if any, to be returned to AGY), and such retainer shall not reduce any of the other payments provided for herein, including the on-going bi-monthly payments described above.

5. Expenses: CMCG shall be entitled to reimbursement for all reasonable expenses incurred by it in the performance of its duties (the "Expenses") upon presentation of appropriate documentation therefor. Such Expenses shall include, but not be limited to, transportation of any of CMCG senior personnel, employees or associates on business related to the engagement, cost of hotels, meals, etc. Such Expenses shall also include, but not be limited to, all reasonable legal fees actually incurred by CMCG in connection with the performance of the services contemplated by this Agreement, provided that AGY first consents, in writing, to the retention of such counsel for such services. All incurred Expenses will be reimbursed upon receipt of reasonably detailed invoices therefor. CMCG will undertake to submit reasonably detailed Expense invoices on the Monday following each week in which consulting services are provided, or as soon thereafter as reasonably practicable under the circumstances. It is agreed that all of those invoices will be paid upon receipt.

6. Indemnification: AGY hereby agrees to indemnify CMCG and hold it harmless for all acts taken or omissions, and all decisions made, by CMCG (other than as a result of CMCG's gross negligence or willful misconduct) while performing services for AGY and agrees to pay directly, upon presentation thereof, all statements or invoices for all fees and expenses, including reasonable attorneys' fees actually and necessarily incurred by CMCG in connection with the defense of any such claims based on CMCG's alleged acts, omissions or decisions (other than made or taken through gross negligence or willful misconduct), including any suit or proceeding relating thereto and any appeal therefrom and the costs of any settlement thereof ("Claim"), provided that with respect to costs incurred in any appeal of a judgment, AGY first consents to appealing such judgment. CMCG shall have the sole right to select counsel of its choosing and control the defense of any such Claim, but AGY shall have the right to accept or reject any settlement of any Claim for which indemnification is sought by CMCG hereunder. For purposes of this paragraph "CMCG" includes its members, officers, directors, employees and/or agents, and CMCG's affiliates and each of their respective shareholders, members, officers, directors, employees and/or agents. The provisions of this Section 6 shall survive the term of this Agreement. Notwithstanding anything herein to the contrary, provided that AGY acknowledges its obligation to indemnify CMCG hereunder, and to pay for CMCG's costs of defense, AGY shall have the right to appoint counsel and reasonably control the defense of any such claim, so long as AGY is able to do so without any conflict of interest.

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7. Proprietary Work Product and Confidential Company Information: AGY
acknowledges and agrees that any work product produced by CMCG is for the sole use of AGY and is not intended for distribution to, or to be relied upon by, any third parties. The provisions of this Section 7 shall survive the term of this Agreement.

In addition, CMCG acknowledges and agrees that as a result of the services to be provided hereunder, the persons performing such services may acquire knowledge and information of a secret and confidential nature. CMCG further acknowledges and agrees that this information constitutes valuable property of AGY generally not being disseminated or made known to persons or organizations outside AGY at all, or if made known, being done so only under specific and restrictive conditions such as to ensure that it does not become readily available to the public, and also that confidential information of others may be received by AGY with restrictions on its use and disclosure. Accordingly, CMCG agrees that:

(i) CMCG and any person performing any services for CMCG hereunder shall not, during the term of this Agreement nor at any time thereafter, disclose to anyone outside AGY or use in other than AGY business any secret or confidential information of AGY or its subsidiaries or affiliates, except as authorized by authoritative personnel of AGY. AGY information which is not readily available to the public shall be considered secret and confidential for the purpose of this Agreement and shall include, but not be limited to, information relating to AGY, its subsidiaries and affiliates, customers, processes, products apparatus, data, compounds, business studies, business and contracting plans, business procedures and finances;

(ii) CMCG and any person performing any services for CMCG hereunder shall not, during the term of this Agreement nor at any time thereafter, disclose to any other person or use secret or confidential information of others, which, to the knowledge of CMCG, has been disclosed to AGY with restriction on the use or disclosure thereof, in violation of those restrictions.

(iii) CMCG and any person performing any services for CMCG hereunder shall not, during the term of this Agreement nor at any time thereafter, disclose to AGY or induce AGY to use, without prior permission of the owner, any secret or confidential information or material of others of which CMCG is or may become possessed; and

(iv) Notwithstanding the foregoing, CMCG and any person performing services for CMCG hereunder shall not be liable for the disclosure of information which may otherwise be deemed confidential hereunder:

      (a) if the information is in, or becomes part of, the public domain, other than by CMCG's disclosure of the information; or


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     (b)  if the information is furnished to a third party by AGY without restriction on the third party's right to disseminate the information; or

     (c) if the information is already of record in CMCG's files at the time of disclosure and not otherwise subject to restriction on the use or disclosure thereof, or is disclosed to CMCG by a third party as a matter of right; or

     (d)  if the information is disclosed with AGY written approval; or

     (e) if the information is compelled to be revealed via subpoena, civil investigative demand or other judicial or administrative process.

8. Client Cooperation; Reliance on Client's Information: AGY acknowledges and agrees that the ability of CMCG to perform its services under this Agreement requires the full cooperation and assistance of AGY and its personnel. Accordingly, AGY covenants and agrees to furnish to CMCG all information, documents and other materials requested by CMCG and to make available to CMCG for meetings, conference calls and otherwise all personnel designated by CMCG to enable CMCG to receive, in writing and verbally, all information requested by CMCG related to its engagement under this Agreement. AGY acknowledges and agrees that CMCG, in performance of its duties under this Agreement, will be relying on the truth, completeness and accuracy of the written documentation delivered and the verbal communications made by AGY and its representatives to CMCG and its representatives in connection with all matters relating to CMCG's engagement under this Agreement.

9. Notices: All notices, requests, demands and other communications provided for by this Agreement shall be in writing addressed to the parties at the address for such party first set forth above, and shall be transmitted by either facsimile (fax), personal or overnight courier delivery or by certified mail. All notices, etc. shall be deemed given when received by the party to whom it is addressed.

10. Successors and Assigns: This Agreement shall inure to the benefit of, and be binding upon each of AGY and CMCG and their respective successors and assigns. Neither party may assign its rights and/or obligations under this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld or delayed.

11. Applicable Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflicts of law.

12. Amendments: No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective unless in writing signed by the parties hereto, and, in any event, shall be effective only in the specific instance and for the specific purpose for which given.

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13. No Waiver; Cumulative Remedies: No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14. Headings: Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

15. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Waiver of Jury Trial: Each of the parties to this Agreement hereby waives its right to a jury trial with respect to any claim, action, suit or proceeding made or brought by one of the parties against the others in connection with or arising from this Agreement.

17. Independent Contractor Relationship: CMCG shall serve as an independent contractor to AGY pursuant to the terms and conditions of this Agreement and this Agreement does not create and shall not be construed to create a relationship of principal and agent, joint venturer, co-partners, employer and employee, master and servant or any similar relationship between CMCG and AGY, and the parties hereto expressly deny the existence of any such relationship.

18. Search Fees: Should CMCG introduce any individual to, and subsequently hire that individual, AGY will pay CMCG a search fee equal to 25% of the total first year's compensation package. This applies to any CMCG personnel which the Company may subsequently hire.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                       ADVANCED GLASSFIBER YARNS, LLC


                                       By: /s/ Robert Pistole
                                           ----------------------------
                                             Robert Pistole
                                             President

                                       CARL MARKS CONSULTING GROUP LLC

                                       By: /s/ Mark L. Claster
                                           ----------------------------
                                             Mark L. Claster
                                             Partner